 (d)(1)(A)(i)
AMENDED SCHEDULE A

The Series of ING Investors Trust, as described in the attached Management Agreement, to which Directed Services LLC shall act as Manager, are as follows:

Series
ING BlackRock Health Sciences Opportunities Portfolio
ING BlackRock Large Cap Growth Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Franklin Mutual Shares Portfolio
ING Global Resources Portfolio
ING Invesco Van Kampen Growth and Income Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Marsico Growth Portfolio
ING MFS Total Return Portfolio
ING Morgan Stanley Global Franchise Portfolio
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING U.S. Stock Index Portfolio

AMENDED SCHEDULE B
COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services LLC (the “Manager”) to the following Series of the ING Investors Trust (the “Trust”), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

SERIES	RATE

ING BlackRock Health Sciences Opportunities Portfolio (formerly, ING Wells Fargo Health Care Portfolio)	0.750% on the first $500 million 0.700% on assets in excess of $500 million

ING BlackRock Large Cap Growth Portfolio	0.800% on first $500 million 0.750% on next $250 million 0.700% on next $500 million 0.650% on next $750 million 0.600% on assets in excess of $2 billion

ING Global Resources Portfolio1, ING T. Rowe Price Capital Appreciation Portfolio1, ING T. Rowe Price Equity Income Portfolio1, and ING Invesco Van Kampen Growth and Income Portfolio1	0.750% first $750 million in combined assets of these Series 0.700% next $1.25 billion 0.650% next $1.5 billion 0.600% on assets in excess of $3.5 billion

ING FMRSM Diversified Mid Cap Portfolio	0.650% on first $800 million in assets 0.600% on the next $700 million in assets 0.58% on assets in excess of $1.5 billion

ING Franklin Mutual Shares Portfolio	0.780% on first $4 billion 0.750% on next $1 billion 0.730% on next $1 billion 0.710% on next $1 billion 0.690% on assets thereafter
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1  For purposes of calculating fees under this Agreement, the assets for ING Global Resources Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, and ING Invesco Van Kampen Growth and Income Portfolio shall be aggregated with the assets of the ING Clarion Real Estate Portfolio, a series of ING Investors Trust, which is not a party to this Agreement.  The aggregated assets will be applied to the above schedule and the resulting fee shall be prorated back to each Series and its respective Adviser/Manager based on relative net assets.

SERIES	RATE

ING JPMorgan Emerging Markets Equity Portfolio	1.250%

ING JPMorgan Small Cap Core Equity Portfolio	0.900% on first $200 million 0.850% on next $300 million 0.800% on next $250 million 0.750% on assets in excess of $750 million

ING Limited Maturity Bond Portfolio and ING Liquid Assets Portfolio	0.350% on first $200 million in combined assets of these Series 0.300% on next $300 million 0.250% on assets in excess of $500 million

ING Marsico Growth Portfolio	0.850% on first $250 million 0.800% on next $400 million 0.750% on next $450 million 0.700% on assets in excess of $1.1 billion

ING MFS Total Return Portfolio	0.750% on first $250 million 0.700% on next $400 million 0.650% on next $450 million 0.600% on assets in excess of $1.1 billion

ING Morgan Stanley Global Franchise Portfolio	1.000% first $250 million 0.900% next $250 million 0.750% on assets in excess of $500 million

ING PIMCO High Yield Portfolio	0.490%

ING PIMCO Total Return Bond Portfolio	0.750% on first $100 million 0.650% on next $100 million 0.550% on assets in excess of $200 million

ING Pioneer Fund Portfolio	0.725% on first $500 million 0.675% on next $500 million 0.625% on assets in excess of $1 billion

ING Pioneer Mid Cap Value Portfolio	0.640%

ING Templeton Global Growth Portfolio	0.960% on first $250 million 0.860% on next $250 million 0.760% on assets in excess of $500 million

ING U.S. Stock Index Portfolio	0.260%